Exhibit 5.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel +1 312 782 0600
Main Fax +1 312 701 7711 www.mayerbrown.com

July 15, 2014

Fifth Third Holdings Funding, LLC

1701 Golf Road, Tower 1, 9th Floor

Rolling Meadows, IL 60008

Re:	Fifth Third Holdings Funding, LLC

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Fifth Third Holdings Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates” and, together with the Notes, the “Securities”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a common law trust or a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (a “Trust Agreement”) between the Company and a trustee, a limited liability company (each, an “LLC”) to be formed pursuant to a Limited Liability Company Agreement (each, an “LLC Agreement”) by the Company or a limited partnership (each, an “LP”) to be formed pursuant to a Limited Partnership Agreement (each, a “LP Agreement”) between the Company and one or more entities as limited partners. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust, LLC or LP, as the case may be, and an indenture trustee and the Certificates will be issued pursuant to a Trust Agreement.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of Receivables Sale Agreement, the form of Purchase Agreement, the form of Sale Agreement, the

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Fifth Third Holding Funding, LLC

July 15, 2014

form of Servicing Agreement, the form of Interest Rate Swap Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Securities have been duly executed and issued by the related Trust, LLC or LP and authenticated by the Owner Trustee with respect to the Certificates and authenticated by the indenture trustee with respect to the Notes, as applicable, and sold by the Company or by the Trust, LLC or LP, at the direction of the Company, as applicable, and (c) payment of the agreed consideration for such Securities shall have been received by the Trust, LLC or LP, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement:

(i)	such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and

(ii)

such Notes will have been duly authorized by all necessary action of the Trust, LLC or LP and will be legally issued and binding obligations of the Trust, LLC or LP and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Fifth Third Holding Funding, LLC

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/    Mayer Brown LLP

MAYER BROWN LLP